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[DLB LETTERHEAD]


NEWS RELEASE
- ------------

FOR IMMEDIATE RELEASE

CONTACT:  FRED STANDEFER
          VICE-PRESIDENT -- CORPORATE DEVELOPMENT
          (405) 848-8808

DLB OIL AND GAS, INC. ANNOUNCES FIRST QUARTER RESULTS

OKLAHOMA CITY, OKLAHOMA - May 7, 1996 - DLB Oil and Gas, Inc. (NASDAQ - DLBI) today reported net income of $.51 million or $.04 per share for the three months ended March 31, 1996, as compared to $1.14 million, or $.11 per share for the same period in 1995. Earnings before interest, taxes, depreciation, depletion, and amortization ("EBITDA") were $2.82 million as compared to $3.70 million for the same period in 1995.

Revenues and net income for the quarter were affected by the sale of gas gathering and processing assets, which generated a non-recurring loss of $0.2 million on the asset sale and eliminated revenues associated with the assets of $0.6 million. The asset sale was part of a joint venture dissolution in which the Company received its ratable interest in 140 wells and cash payments of $3.4 million. The Company has reinvested the cash payments into other income producing assets.

Oil and natural gas sales revenues were $4.48 million, up 6%, as compared to $4.24 million in the first quarter of 1995. The Company's average sales price per barrel of oil equivalent rose 17% to $15.43 as compared to $13.20 for the same period in 1995. As of March 31, 1996 DLB had no long term debt, shareholders equity of $59.9 million, and working capital of $8.8 million.
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OTHER ACTIVITY

- - Due diligence efforts related to the Company's acquisition of 44 fields from Amerada Hess Corporation are proceeding according to plan. DLB currently anticipates closing June 1, 1996.

- - The Rosalie 25-5 located in Woodward County (Northwest Oklahoma), has been completed at an initial rate of approximately 1500 mcf per day from the Chester and Tonkawa formations. DLB owns a 64% working interest in this well and serves as operator. The Company also controls 50% or more of three offset locations.

- - The Company is currently obtaining permits for its initial 3-D seismic shoot on the Osage Mineral Estate (Northeast Oklahoma). The initial shoot design covers approximately 9 square miles and will determine parameters for subsequent shoots on an area covering approximately 750 square miles under exclusive contract to DLB for exploratory operations.

- - DLB obtained a 12.5% interest in an area of mutual interest covering approximately 80,000 acres in Garza County, Texas (West Texas). The transaction included purchase of three 3-D seismic shoots totaling approximately 31 square miles, and approximately 23,000 net leasehold acres.

DLB Oil & Gas, Inc. is an Oklahoma City based company engaged in the exploration for and the development of crude oil and natural gas fields with a special emphasis on the application of state-of-the-art technologies to underanalyzed and underexplored areas. DLB also engages in the gathering, processing, transportation and marketing of hydrocarbons. The Company's common stock trades under the symbol DLBI.
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                              DLB OIL & GAS, INC.

                             RESULTS OF OPERATIONS
                     (in thousands, except per share data)

                                                                          THREE MONTHS ENDED MARCH 31,
                                                                      -------------------------------------
                                                                        1996            1995         CHANGE
                                                                      ---------     ------------     ------
PRODUCTION DATA
Oil                                                                        143             179       (20.1)%
Natural Gas                                                                884             756        16.9 %
Barrel Oil Equivalent (BOE)                                                290             305        (4.8)%
Oil ($/Bbl)                                                            $ 18 65        $  16 30        14.4 %
Gas ($/Mcf)                                                            $  2 05        $   1 75        17.1 %
BOE/$                                                                  $ 15 43        $  13 20        16.9 %

DRILLING DATA
Gross Wells
Exploratory**                                                              0 0             2 0
Developmental**                                                            4 0             2 0
Dry Hole                                                                   8 0             1 0
  Success Rate                                                              33%             80%      (58.3)%
Net Wells
Exploratory**                                                              0 0             1 6
Developmental**                                                            1 0             1 0
Dry Hole                                                                   7 0             1 0
  Success Rate                                                              13%             72%      (82.6)%
** Producing Properties

INCOME STATEMENT DATA
REVENUES
Oil                                                                    $ 2,671        $  2,917        (8.4)%
Natural Gas                                                              1,810           1,323        36.8 %
                                                                      ---------     ------------
                                                                         4,481           4,240         5.7 %
Natural Gas Gathering, Processing & Trans.                                  77             664       (88.4)%
Interest & Other Income                                                    196             365       (46.3)%
                                                                      ---------     ------------
                                                                         4,754           5,269        (9.8)%
EXPENSES
Lease Operating (includes production taxes)                              1,211           1,238        (2.2)%
General & Administrative                                                   727             329       121.0 %
                                                                         1,938           1,567        23.7 %
EBITDA                                                                   2,816           3,702       (23.9)%
Depreciation, Depletion & Amortization                                   1,794           1,631        10.0 %
EBIT                                                                     1,022           2,071       (50.7)%
Interest Expense                                                             0             179         n/a
EBT                                                                      1,022           1,892       (46.0)%
Income Taxes
Proforma                                                                     0             757         n/a
Deferred                                                                   388               0         n/a
                                                                      ---------     ------------
                                                                           388             757         n/a

RECURRING NET INCOME                                                       634           1,135       (44.2)%
                                                                      ---------     ------------
Non-Recurring items
  Loss on sale of assets*                                                 (129)              0         n/a

REPORTED NET INCOME (LOSS)                                             $   505        $  1,135       (55.5)%
                                                                      =========     ============
Per Share Data

RECURRING NET INCOME                                                   $  0 05        $   0 11
Reported Net Income (Loss)                                             $  0 04        $   0 11

Average Shares Outstanding                                              12,988          10,000

* Net of Income Taxes @ 38.0%

                                                                      MARCH 31,     DECEMBER 31,
                                                                        1996            1995
                                                                      ---------     ------------
BALANCE SHEET DATA
Cash and Cash Equivalents                                                9,344          14,313       (34.7)%
Working Capital                                                          8,754          13,724       (36.2)%
Total Assets                                                            77,078          78,207        (1.4)%
Long Term Debt                                                               0               0         n/a
Stockholders' Equity                                                    59,868          59,544         0.5 %